Exhibit 10.3

MICROSTRATEGY INCORPORATED

Nonstatutory Stock Option Agreement

Granted Under 2013 Stock Incentive Plan

1.	Grant of Option.

This agreement evidences the grant by MicroStrategy Incorporated, a Delaware corporation (“MicroStrategy”), on September 5, 2013 (the “Grant Date”) to Jonathan F. Klein (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in MicroStrategy’s 2013 Stock Incentive Plan (the “Plan”), a total of 200,000 shares (the “Shares”) of class A common stock, $0.001 par value per share, of MicroStrategy (“Common Stock”) at $92.84 per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on September 5, 2023 (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.	Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on July 26, 2014 and as to an additional 25% on each anniversary thereafter until the option becomes vested in full; provided, however, that this option shall not become exercisable, and the Participant shall not be permitted to exercise or settle any portion of this option, prior to MicroStrategy’s receipt of the Stockholder Approval (as defined below).

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.	Change in Control Events.

(a) Definition. A “Change in Control Event” shall mean:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of MicroStrategy after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of MicroStrategy entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from MicroStrategy (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of MicroStrategy (“Class B Common Stock”) or other voting securities of MicroStrategy, unless the Person exercising, converting or exchanging such security acquired such security directly from MicroStrategy or an underwriter or agent of MicroStrategy), (II) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(2) on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the Board that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to MicroStrategy), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving MicroStrategy or a sale or other disposition of all or substantially all of the assets of MicroStrategy (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns MicroStrategy or substantially all of MicroStrategy’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by MicroStrategy or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(b) Effect on Option. Notwithstanding the provisions of Section 9(b) of the Plan or Section 2 above, effective immediately prior to a Change in Control Event, this option shall automatically become immediately exercisable in full.

4.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by MicroStrategy at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant is permitted to use all methods of payment in Section 5(f) of the Plan, including the methods described in Sections 5(f)(3), (4) and (5). The Participant may purchase less than the number of shares covered hereby; provided, however, no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 4, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”) or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date); provided, however, this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and with any Specified Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and no Specified Company has terminated such relationship for “Cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided, however, this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and provided, further, that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with a Specified Company is terminated for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective time of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by a Specified Company of the termination of his or her employment or other relationship by a Specified Company for Cause, and the effective time of such employment or other termination is subsequent to the time of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective time of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective time of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by MicroStrategy, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if MicroStrategy determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

5.	Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to MicroStrategy for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. The Participant is permitted to satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

6.	Nontransferability of Option.

The Participant may not sell, assign, transfer, pledge or otherwise encumber this option, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder (“QDRO”); provided, however, that the Participant may transfer to a Permitted Transferee (as defined below) (x) to the extent permitted by applicable law or regulations, (y) so long as, with respect to such Permitted Transferee, MicroStrategy would be eligible to use a Form S-8 for the registration of the issuance and sale of the Shares subject to such option under the United States Securities Act of 1933, as amended, and (z) subject to the following additional terms and conditions:

(a) (i) any Permitted Transferee shall not assign or transfer the option other than by a QDRO or by will or the laws of descent and distribution and (ii) the option shall continue to be subject to all the terms and conditions of the option as applicable to the Participant (other than the ability to further transfer the option); and

(b) the Participant and the Permitted Transferee shall execute any and all documents reasonably requested by Microstrategy, including documents to (i) confirm the status of the transferee as a Permitted Transferee; (ii) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (iii) evidence the transfer.

As used in this Section 6, “Permitted Transferee” shall mean (i) one or more of the following members of the Participant’s family: spouse, former spouse, domestic partner sharing the Participant’s household, child (whether natural or adopted), stepchild, or grandchild; (ii) a trust in which the Participant and/or one or more of the above-referenced family members of the Participant have more than fifty percent of the beneficial interest; (iii) a foundation in which the Participant and/or one or more of the above-referenced family members of the Participant control the management of assets; or (iv) any other transferee specifically approved by the Board.

No interest or right in this option shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition of an interest or right in this option shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding provisions of this Section 6. Except as specifically provided in Section 4(d), this option shall be exercised only by the Participant or a Permitted Transferee.

7.	Data Privacy.

In order to assist the Board in administering the Plan, the Company may process personal data about the Participant. Such data includes but is not limited to the information provided in this agreement and any changes thereto, other appropriate personal and financial data about the Participant such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan. By accepting this option, the Participant gives explicit consent to the Company to process any such personal data. The Participant also gives explicit consent to the Company to transfer any such personal data outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States, to transferees who shall include the Company, a broker retained by the Participant or the Company for the purpose of assisting with an exercise of options and other persons who are designated by the Company to administer or assist with the implementation, administration or management of the Plan. The Participant may object to the collection, use, processing or transfer of such data by notifying the General Counsel of MicroStrategy in writing. The Participant understands that such objection may impair his or her ability to participate in the Plan.

8.	Modified Section 280G Cutback.

(a) Notwithstanding any other provision of this agreement or the Plan, except as set forth in Section 8(b), in the event that MicroStrategy undergoes a “Change in Ownership or Control” (as defined below), the Company shall not be obligated to provide to Participant a portion of any “Contingent Compensation Payments” (as defined below) that the Participant would otherwise be entitled to receive to the extent necessary to eliminate any “excess parachute payments” (as defined in Section 280G(b)(1) of the Code) for the Participant. For purposes of this Section 8, the Contingent Compensation Payments so eliminated shall be referred to as the “Eliminated Payments” and the aggregate amount (determined in accordance with Treasury Regulation Section 1.280G-1, Q/A-30 or any successor provision) of the Contingent Compensation Payments so eliminated shall be referred to as the “Eliminated Amount.”

(b) Notwithstanding the provisions of Section 8(a), no such reduction in Contingent Compensation Payments shall be made if (1) the Eliminated Amount (computed without regard to this sentence) exceeds (2) 100% of the aggregate present value (determined in accordance with Treasury Regulation Section 1.280G-1, Q/A-31 and Q/A-32 or any successor provisions) of the amount of any additional taxes that would be incurred by Participant if the Eliminated Payments (determined without regard to this sentence) were paid to him or her (including, state and federal income taxes on the Eliminated Payments, the excise tax imposed by Section 4999 of the Code payable with respect to all of the Contingent Compensation Payments in excess of Participant’s “base amount” (as defined in Section 280G(b)(3) of the Code), and any Medicare taxes), plus $25,000. For purpose of this paragraph, if any federal or state income taxes would be attributable to the receipt of any Eliminated Payment, the amount of such taxes shall be computed by multiplying the amount of the Eliminated Payment by the maximum combined federal and state income tax rate provided by law.

(c) For purposes of this Section 8 the following terms shall have the following respective meanings:

(1) “Change in Ownership or Control” shall mean a change in the ownership or effective control of MicroStrategy or in the ownership of a substantial portion of the assets of MicroStrategy determined in accordance with Section 280G(b)(2) of the Code.

(2) “Contingent Compensation Payment” shall mean any payment (or benefit) in the nature of compensation that is made or made available (under this agreement, the Plan or otherwise) to a “disqualified individual” (as defined in Section 280G(c) of the Code) and that is contingent (within the meaning of Section 280G(b)(2)(A)(i) of the Code) on a Change in Ownership or Control.

(d) The Contingent Compensation Payments to be treated as Eliminated Payments shall be identified by determining the “Contingent Compensation Payment Ratio” (as defined below) for each Contingent Compensation Payment and then reducing the Contingent Compensation Payments in order beginning with the Contingent Compensation Payment with the highest Contingent Compensation Payment Ratio. For Contingent Compensation Payments with the same Contingent Compensation Payment Ratio, such Contingent Compensation Payment shall be reduced based on the time of payment of such Contingent Compensation Payments with amounts having later payment dates being reduced first. For Contingent Compensation Payments with the same Contingent Compensation Payment Ratio and the same time of payment, such Contingent Compensation Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Contingent Compensation Payment with a lower Contingent Compensation Payment Ratio. The term “Contingent Compensation Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable Contingent Compensation Payment that must be taken into account by Participant for purposes of Section 4999(a) of the Code, and the denominator of which is the actual amount to be received by Participant in respect of the applicable Contingent Compensation Payment. For example, in the case of an equity grant that is treated as contingent on the Change in Ownership or Control because the time at which the payment is made or the payment vests is accelerated, the denominator shall be determined by reference to the fair market value of the equity at the acceleration date, and not in accordance with the methodology for determining the value of accelerated payments set forth in Treasury Regulation Section 1.280G-1Q/A-24(b) or (c)).

(e) The provisions of this Section 8 are intended to apply to any and all payments or benefits available to the Participant under this agreement, the Plan or any other agreement or plan of the Company under which the Participant receives Contingent Compensation Payments.

9.	Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

10.	Stockholder Approval Required.

The adoption of the Plan by MicroStrategy is subject to the approval of the Plan by the stockholders of MicroStrategy (the “Stockholder Approval”), and if such Stockholder Approval is not obtained prior to 11:59 p.m., Eastern time, on September 4, 2014, this option shall automatically terminate at such time.

IN WITNESS WHEREOF, MicroStrategy has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

MicroStrategy Incorporated

By:	/s/ Douglas K. Thede

Name:	Douglas K. Thede

Title:	Senior Executive Vice President & Chief Financial Officer

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option Agreement and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receiving a copy of the Plan. The undersigned has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel before executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. The undersigned hereby agrees to accept as binding, conclusive and final all decisions or interpretations of MicroStrategy upon any questions relating to the Plan and Option Agreement.

PARTICIPANT:

/s/ Jonathan F. Klein
Signature

Jonathan F. Klein
Print Name

CONSENT OF SPOUSE

The undersigned spouse of the Participant has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of MicroStrategy’s granting his or her spouse the right to purchase shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

SPOUSE OF PARTICIPANT:

/s/ K. Klein
Signature

K. Klein
Print Name